UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

   Date of Report (date of earliest event reported): June 5, 2009

                        SPRING CREEK CAPITAL INC..
           (Exact Name of Registrant as Specified in Its Charter)

   Nevada                        814-00783                     98-0491567
(State or Other Jurisdiction (Commission File Number)         I.R.S. Employer
of Incorporation) 							Identification
No.)

                           1365 N. Courtenay Parkway
                                    Suite A
                           Merritt Island, FL 32953
                   (Address of principal executive offices)

                               (321)-452-9091)
                         (Issuer's telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[  ]	Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))











SECTION 2 ? Financial Information

Item 2.01   Completion of Acquisition or Disposition of assets

The Registrant completed a share acquisition representing twenty percent (20%) of the issued and outstanding equity of BioCube Inc. on June 9, 2009, which is represented by 1,000,000 shares of BioCube. The Registrant issued its promissory note in the amount of $600,000 in payment for the shares of BioCube,
Inc. The promissory note is an unsecured, subordinated 18 month note with interest at 10 percent per year, payable at maturity, and has an 18 month term.


If desired by BioCube, at the appropriate time and at its request, Registrant will facilitate and prepare BioCube for completing a reverse merger, IPO or self-directed underwriting in conjunction with future growth capital raises as agreed by the parties.

Registrant will provide management assistance under a Management Services Agreement which will include the following advice and assistance through the term of the agreement:

     The Board of Director positions as described below;

     Advice on Corporate Governance including setting up and monitoring committees such as Governance, Audit, Compensation and others;

     Review and advice on operating plans, strategies and execution therein;

     Review, advice and assistance with the financial reporting and financial systems of the Company;

     Other similar matters as agreed between the parties from time to time.

The monthly fee for such advice and services will be $5,000 per month, payable $2,500 in cash and $2,500 in common stock, for a period of 1(one) year from the date of the initial investment. The parties may agree from time to time to further defer and accrue such fees if an undue hardship would be incurred if it were paid when due.

Not included in the management fee would be the compensation for any officer positions at BioCube that Registrant might be asked to provide.

Registrant will also provide one of three directors on the Board of Directors and Kelly T, Hickel, CEO of Registrant, will serve as that director. All decisions shall be by a majority of the Board of Directors.

BioCube has developed a proprietary, infectious disease decontamination system. BioCube, Inc. which is a Nevada corporation, is collaborating with its Russian research partners to complete the development and then commercialization of an environmentally safe decontamination system, utilizing an aerosol-based delivery method. This system has demonstrated effective handling of microbial and fungal cells, spores, and viruses that are the core of such infections as MRSA, Avian Flu, Swine Flu and common molds.

Hospitals struggle with the control of infectious diseases and continue to look for efficacious, environmentally friendly and cost-effective means of dealing with this pervasive problem. BioCube intends to focus on this existing market need for decontamination of patient rooms, operating theaters, medical equipment and furniture, which exists in over 5,000 hospitals and nearly 1 million beds in the U.S. healthcare system, as well as the many other uses of a similar decontamination solution.


BioCube will focus on the following target markets:
-- Healthcare (hospital, nursing homes)
-- Travel (airplanes, cruise ships, mobile homes)
-- Mold remediation
-- Schools
-- Animal farming
-- Agriculture

BioCube believes that its decontamination technology holds significant promise as a long-term solution to a global problem. BioCube's objective is to help create an effective technology that will allow for rapid, inexpensive and environmentally safe remediation of buildings that have been contaminated by a biological agent, thus allowing a speedy return to a state of normalcy.

Spring Creek recently elected to be treated as a business development company
(BDC) under the Investment Company Act of 1940 and will focus on portfolio investments in companies developing cutting edge solutions for the healthcare market. The investment in BioCube, Inc. represents the first portfolio investment by the Company. With the share acquisition completed, Spring Creek plans to commence an offering to raise necessary funding required by BioCube for its capital needs to bring the decontamination system to market. The offering will also include capital required by Spring Creek for its own corporate needs and for future acquisition.



SECTION  9.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  Statements.
             ----------------------

     None.

     (b)     Exhibits.

     None
This report on Form 8-K may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of the Company to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of revenue, expenses, earnings or losses from operations or investments, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include risks that are described from time to time in our Securities and Exchange Commission, or the SEC, reports filed before this report.

We use words such as anticipates, believes, expects, future, intends and similar expressions to identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements for any reason. We caution you that forward-looking statements of this type are subject to uncertainties and risks, many of which cannot be predicted or quantified.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Date: June 11, 2009


                            SPRING CREEK CAPITAL, INC.



                            By /s/ Kelly T. Hickel
                              --------------------------------
                                Kelly T. Hickel
                                Chief Executive Officer




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